UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2021

MAPTELLIGENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

(Address of principal executive offices) (zip code)

561-926-3083

(Registrant’s telephone number, including area code)

Copies to:

Joseph Cosio-Barron

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

415-990-8141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Investor Note

On February 10, 2021 (“Closing Date”), Maptelligent, Inc. (the “Company”) and Investor (“Company,” and together with the Investor, the “Parties”) entered into a convertible promissory note (“February Note”), pursuant to the Securities Purchase Agreement (“SPA”), entered into on December 10, 2021 (“Effective Date”). The February Note is the second of two convertible promissory notes issued by the Company, with the first convertible promissory note being issued on December 10, 2020. The February Note was issued by the Company to the Investor on the Closing Date, with a principal amount of $220,000. The February Note has an interest rate of twelve percent (12%) per annum and a maturity date of August 9, 2022. The SPA contains provisions for a due diligence fee of $20,000 following the issuance of the February Note and customary representations, warranties and covenants including limitations on additional debt, a right of first refusal over any Future Offering (as defined in the SPA) for the 12 months following the Effective Date.

In an Event of Default (as defined in the February Note), the February Note becomes immediately due and payable. The Company intends to use the net proceeds from the February Note for general working capital purposes. In addition to the February Note, the Company issued the Investor a warrant to acquire 146,667 shares of Common Stock at an exercise price of $1.50 per share (the “February Warrant”). The February Warrant contains a cashless exercise provision and expired on the fifth anniversary of the warrant.

The February Note is secured pursuant to a Security Agreement between the Company and the Investor, dated December 10, 2020 (the “Security Agreement”), securing certain Collateral (as defined in the Security Agreement) until the Company fulfills its obligations to the Investor under the SPA, February Note and February Warrant.

The foregoing description of the SPA, February Note, Security Agreement and February Warrant does not purport to be complete and is qualified in their entirety by reference to the full text of the SPA, February Note, Security Agreement and February Warrant, which are filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Senior Secured Promissory Note
10.2*	Common Stock Purchase Warrant

_______

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maptelligent Inc.

Date: February 18, 2021	By:	/s/ Albert Koenigsberg
	Name:	Albert Koenigsberg
	Title:	Chief Executive Officer

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